SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 9, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices)
(Zip Code)

(301) 315-9040

(Registrant’s telephone number)

Item 5. Other Events.

     On June 9, 2004, our President and Chief Executive Officer, Jay O. Wright, issued a letter to our stockholders. Among the items discussed in the letter is Mr. Wright’s agreement to amend certain terms of his Executive Employment Agreement.

     A copy of the press release, including the letter, and the amended and restated Executive Employment Agreement are attached as exhibits under Item 7(c) of this report.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits Furnished.

10.1	Executive Employment Agreement, dated as of June 9, 2004.
99.1	Press Release, dated June 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: June 15, 2004